Exhibit 99.1

VeriSign Announces Preliminary Q3 2005 Financial Results

MOUNTAIN VIEW, CA – September 29, 2005 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today announced its preliminary results for the third quarter ending September 30, 2005.

Based on preliminary information available at this time, VeriSign expects total revenue for the quarter to be approximately $410 million, as compared to previous guidance of $435-440 million. On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income, earnings per share for the third quarter is expected to be $0.27 per fully-diluted share, consistent with previous guidance for non-GAAP earnings per fully-diluted share of $0.27. These non-GAAP results exclude the following items, which are included under GAAP: amortization of intangible assets related to acquisitions, in-process research and development, the net gain or loss on the sale of investments, restructuring and other recoveries/charges, and stock-based compensation charges related to acquisitions.

“VeriSign experienced mixed results in the third quarter as the strength in our Internet and core communications businesses was not enough to offset a revenue shortfall in the mobile content area due to higher than expected seasonal churn and further developments in industry requirements and guidelines for the marketing of mobile content in Europe,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “While the short term dynamics in the content business are somewhat unpredictable, we still believe the long term opportunity is significant and, when coupled with the strength of our other businesses, will provide excellent value for our shareholders.”

Performance in the Content Services business is expected to be below management’s expectations for the third quarter while performance in the Internet Services Group, as well as the Communications and Commerce groups, is anticipated to be in-line or above previous guidance.

The company also announced that it repurchased approximately 9 million shares of its stock on the open market in the third quarter for an aggregate value of $215 million.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PT) to review the preliminary third quarter results. The call will be accessible by direct dial at (800) 310-1961 (US) or (719) 457-2692 (international). A listen-only live web cast of the conference call will also be available at www.verisign.com or www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 4711865) or (719) 457-0820 (international) beginning at 5:00 pm (PT) on September 29th and will run through October 6th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

Q3 2005 Earnings Call

The results announced today are preliminary and subject to change. VeriSign will report its full results for Q3 2005 on Wednesday, October 19th.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brendan Lewis, brlewis@verisign.com, 650-426-4470

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the fact that the preliminary results described in this release are preliminary in nature and remain subject to change based on VeriSign’s quarter end review process, uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, further development of industry standards and guidelines for the marketing of mobile content and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.